                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            APPLIED DIGITAL ACCESS, INC.
                  (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)   Title of each class of securities to which transaction applies:
     (2)   Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which filing fee is calculated and state how it was determined):
     (4)   Proposed maximum aggregate value of transaction:
     (5)   Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:
     (2)   Form, Schedule or Registration No.:
     (3)   Filing Party:
     (4)   Date Filed:

                            APPLIED DIGITAL ACCESS, INC.
                                 9855 SCRANTON ROAD
                                SAN DIEGO, CA 92121

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD MAY 21, 1998


Dear Stockholder:

     You are invited to attend the Annual Meeting of the Stockholders of Applied Digital Access, Inc., a Delaware corporation (the "Company"), which will be held on May 21, 1998, at 9:00 a.m., local time, at the Company, 9855 Scranton Road, San Diego, California, for the following purposes:

     1. To elect a Board of Directors. Management has nominated the following people for election at the meeting: Kenneth E. Olson, Christopher B. Paisley, Peter P. Savage, Edward F. Tuck.

     2. To consider and vote upon a proposal to adopt the Company's 1998 Employee Stock Purchase Plan and to approve the authorization of 300,000 shares to be reserved for issuance thereunder.

     3. To consider and vote upon a proposal to amend the Company's 1994 Stock Option/Stock Issuance Plan to increase the maximum aggregate number of shares reserved for issuance thereunder by 300,000 and to increase the automatic annual grants to non-employee directors from 3,000 to 10,000 shares.

     4. To consider a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 3, 1998, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the Company.

                                        By Order of the Board of Directors,


                                        JAMES L. KEEFE
                                        SECRETARY


San Diego, California
April 16, 1998

                             APPLIED DIGITAL ACCESS, INC.


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 21, 1998

                                  TABLE OF CONTENTS

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

EXECUTIVE COMPENSATION AND OTHER MATTERS . . . . . . . . . . . . . . . . . . 5

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . .12

COMPARISON OF STOCKHOLDER RETURN . . . . . . . . . . . . . . . . . . . . . .15

ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . .16

PROPOSAL TO ADOPT 1998 EMPLOYEE STOCK PURCHASE PLAN. . . . . . . . . . . . .16

PROPOSAL TO AMEND 1994 STOCK OPTION PLAN/STOCK ISSUANCE PLAN . . . . . . . .18

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. . . . . . . .22

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING . . . . . . . .23

TRANSACTION OF OTHER BUSINESS. . . . . . . . . . . . . . . . . . . . . . . .23

                            APPLIED DIGITAL ACCESS, INC.
                                 9855 SCRANTON ROAD
                            SAN DIEGO, CALIFORNIA 92121


                 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS



     The accompanying proxy is solicited by the Board of Directors of Applied Digital Access, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held May 21, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 16, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                                GENERAL INFORMATION

     ANNUAL REPORT. An annual report on Form 10-K for the fiscal year ended December 31, 1997, is enclosed with this Proxy Statement.

     VOTING SECURITIES. Only stockholders of record as of the close of business on April 3, 1998, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 12,671,267 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's by-laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

     SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. The Company will solicit stockholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has engaged the services of Corporate Investor Communications, Inc. ("CIC"), a proxy solicitation firm. The Company will pay a fee for such services, which it reasonably expects to be no more than $5,000, and will reimburse out-of-pocket expenses of CIC.

     VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth certain information, as of February 28, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                           SHARES OWNED (1)
                                                      -------------------------
NAME AND ADDRESS OF                                     NUMBER      PERCENTAGE
BENEFICIAL OWNERS                                      OF SHARES    OF CLASS (2)
----------------------------------------------------  ------------  -----------
Kopp Investment Advisors, Inc. (3) . . . . . . . .      3,636,867      28.8%
  6600 France Avenue South, Suite 672
  Edina, MN 55435

State of Wisconsin Investment Board (4). . . . . .      1,009,800       8.0%
  P.O. Box 7842
  Madison, WI 53707

Kenneth E. Olson (5) . . . . . . . . . . . . . . . .       15,000          *

Christopher B. Paisley (6) . . . . . . . . . . . . .       10,812          *

Peter P. Savage (7). . . . . . . . . . . . . . . . .      403,698       3.1%

Edward F. Tuck (8) . . . . . . . . . . . . . . . . .       27,869          *

Paul R. Hartmann (9) . . . . . . . . . . . . . . . .      138,568       1.1%

Wayne M. Lettiere (10) . . . . . . . . . . . . . . .      108,006          *

Steven F.X. Murphy (11)  . . . . . . . . . . . . . .       19,442          *

Donald J. O'Connor (12). . . . . . . . . . . . . . .       47,168          *

Executive Officers and Directors as a group
  (10 persons) (13). . . . . . . . . . . . . . . . .      899,808       6.8%

-----------------

*    Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Calculated on the basis of 12,629,469 shares of Common Stock outstanding, except that shares of Common Stock underlying options exercisable within 60 days of February 28, 1998 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options.

(3)  The information reported in the table is based on disclosures made in the
     Schedule 13D filed with the Securities and Exchange Commission ("SEC") on February 10, 1998 by Kopp Investment Advisors, Inc. ("KIA"), Kopp Holding Company ("KHC") and LeRoy C. Kopp ("Kopp"). KIA holds 30,000 shares for its own account and is the beneficial owner of an additional 3,326,867 shares pursuant to limited powers of attorney or investment advisory agreements entered into with its clients. KIA generally (i) does not vote its clients' shares and (ii) shares the power to dispose of its clients' shares with such clients; provided however, that KIA has sole power to vote 674,000 of its clients' shares and to dispose of 245,000 of its clients' shares. KHC and Kopp may be deemed to have indirect beneficial ownership of the shares beneficially owned by KIA. In addition, Kopp may be deemed to be the direct beneficial owner of and to have sole power to vote and dispose of 280,000 shares, including 40,000 shares held by the Kopp Family Foundation and 10,000 shares held by the Kopp Holding Company Profit Sharing Plan.

(4) Based on an amendment to Schedule 13G filed with the SEC on February 11, 1998, by State of Wisconsin Investment Board ("SWIB"). SWIB may be deemed to be the beneficial owner of all such shares owned by it. SWIB has the sole power to vote and dispose of all 1,009,800 shares.

(5) Includes 5,000 shares subject to stock options exercisable within sixty days of February 28, 1998.

(6) Includes 10,812 shares subject to stock options exercisable within sixty days of February 28, 1998.

(7) Includes 314,718 shares subject to stock options exercisable within sixty days of February 28, 1998.

(8) Includes 13,500 shares subject to stock options exercisable within sixty days of February 28, 1998.

(9) Includes 87,670 shares subject to stock options exercisable within sixty days of February 28, 1998.

(10) Includes 43,333 shares subject to stock options exercisable within sixty days of February 28, 1998.

(11) Includes 18,750 shares subject to stock options exercisable within sixty days of February 28, 1998.

(12) Includes 43,893 shares subject to stock options exercisable within sixty days of February 28, 1998.

(13) Includes 611,453 shares subject to stock options exercisable within sixty days of February 28, 1998.

     DIRECTOR NOMINEES. The table below sets forth the Company's directors, who are also the nominees to be elected at this meeting, and information concerning their age and background.

                            POSITION                                  DIRECTOR
 NAME                       WITH THE COMPANY                 AGE       SINCE
--------------------------  ------------------------------   ---      --------
 Kenneth E. Olson           Director                         61         1996

 Christopher B. Paisley     Director                         45         1996

 Peter P. Savage            Director and President/CEO       56         1990
                            of the Company since 1990

 Edward F. Tuck             Director                         66         1987

     Mr. Olson has served as a director of the Company since December 1996.
Mr. Olson has served as Chairman of the Board of Proxima Corporation ("Proxima"), a publicly-traded manufacturer of multimedia projection products, since July 1983 and as its President and Chief Executive Officer from March 1997 through the present and from April 1995 through February 1996 and as Chief Executive Officer from December 1990 through April 1995. In addition to serving as a director of Proxima, Mr. Olson also currently serves as a director of LIDAK Pharmaceuticals, Inc. and Laser Power Corp.

     Mr. Paisley has served as a director of the Company since March 1996. Since August 1996, Mr. Paisley has been the Senior Vice President, Finance and Chief Financial Officer of 3Com Corporation, a global data networking company. Prior to becoming Senior Vice President, Finance of 3Com Corporation, from September 1985 through July 1996 Mr. Paisley was Vice President, Finance and Chief Financial Officer of 3Com Corporation.

     Mr. Savage has served as President and Chief Executive Officer and as a director of the Company since November 1990. Prior to joining the Company, Mr. Savage served as President and Chief Operating Officer of Xylogics, Inc., a manufacturer of storage and communications controllers, from February 1989 through May 1990, and as Vice President, Engineering of Xylogics from September 1987 through January 1989. Prior to that, Mr. Savage served as President and Chief Operating Officer of Alliance Telecommunications Corp. Commterm Division, a manufacturer of voice messaging systems, from August 1986 through March 1987 and as Vice President, Engineering from February 1985 through July 1986.
Mr. Savage previously held a number of technical and management positions with the telecommunications companies, Infinet, Plantronics and Bell Telephone Laboratories.

     Mr. Tuck has served as a director since the Company's incorporation in August 1987. In addition, Mr. Tuck served as the President of the Company from August 1987 through December 1987, and as the Chief Financial Officer of the Company from August 1987 through April 1989. Since June 1990, Mr. Tuck has been the managing director of Kinship Venture Management, L.L.P., a venture capital fund. Mr. Tuck currently serves as a director of Triquint Semiconductor Corp., a semiconductor manufacturer.

     During the fiscal year ended December 31, 1997, the Board held eight (8) meetings. Each director serving on the Board in fiscal year 1997 attended at least 75% the meetings of the Board and the Committees on which he served.

     The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

     The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services performed by the independent accountants and related fees, recommend the retention of the independent accountants to the Board and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee are Christopher B. Paisley and Edward F. Tuck. During the fiscal year ended December 31, 1997, the Audit Committee held two (2) meetings.

     The Compensation Committee's function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. The members of the Compensation Committee are Kenneth E. Olson and Christopher
B. Paisley. During the fiscal year ended December 31, 1997, the Compensation Committee held four (4) meetings. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

     EXECUTIVE OFFICERS. The following executive officers of the Company held the following positions as of February 28, 1998:

 NAME                     POSITION HELD WITH THE COMPANY                   AGE
-----------------------   --------------------------------------------     ----
 Peter P. Savage          President, Chief Executive Officer and            56
                            Director
 Paul R. Hartmann         Vice President, Systems Engineering               55
 James L. Keefe           Vice President, Finance and Administration,       37
                            Chief Financial Officer and Secretary
 Wayne M. Lettiere        Vice President, Operations                        58
 Stephen F.X. Murphy      Vice President, Sales and Marketing               40
 Donald J. O'Connor       Vice President, Customer Support                  43
 Kevin T. Pope            Vice President, Development Engineering           40


     Mr. Savage is being considered for re-election to the position of director of the Company. See "Director Nominees" for a discussion of Mr. Savage's business experience.

     Mr. Hartmann has served as Vice President, Systems Engineering of the Company since July 1988. Prior to joining the Company, Mr. Hartmann served as Director of Advanced Technology and as Director of Transmission Systems Technology for the Rockwell Communications Systems Division of Rockwell International, a manufacturer of telecommunications transmissions equipment, from September 1984 through July 1988.

     Mr. Keefe has served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company since May 1996 and previously served as Controller of the Company from December 1993 to May 1996 and as Accounting Manager of the Company from March 1992 to December 1993. Prior to joining the Company, Mr. Keefe served as Accounting Manager of U.S. Fiberline Communications, Inc., a privately-held telecommunications service provider, from January 1990 to October 1991 and as Accounting Manager for Scientific Computer Systems, Inc., a computer manufacturer, from February 1987 through December 1989. Prior to that, Mr. Keefe held financial accounting positions with Honeywell, Inc. and Coopers & Lybrand, L.L.P.

     Mr. Lettiere has served as Vice President, Operations of the Company since July 1991. Prior to joining the Company, Mr. Lettiere served as Vice President, Operations of Digital Communication Associates (and its successor corporations), a manufacturer of telecommunications products, from April 1984 through July 1991.

     Mr. Murphy has served as Vice President, Sales and Marketing since March 1997. Prior to joining the Company, Mr. Murphy served as Vice President, Operations of MAXM Systems Inc., a supplier of network integrated operations software, from September 1994 to March 1997. Prior to that, Mr. Murphy served as Vice President, Sales and Chief Operating Officer of SQL Software Inc., a developer of client-server software, from January 1991 to September 1994.

     Mr. O'Connor has served as Vice President, Customer Support since May 1995. Prior to joining the Company, Mr. O'Conner was with NYNEX Corporation for 14 years where he served as Managing Director, Service Delivery from February 1995 through May 1995, as Director of Operations, Business Customer Service Center from June 1994 through February 1995, as Director of Operations, Inter-exchange Carrier Services from March 1992 through June 1994 and as Director of Operations, Digital Center from August 1990 to March 1992.

     Mr. Pope has served as Vice President, Development Engineering since April 1995. Mr. Pope joined the Company in June 1988. Mr. Pope served as Senior Director of Development Engineering from December 1994 through March 1995, as Director of Hardware Development from July 1993 through December 1994 and as Manager of Circuit Design from April 1990 through July 1993. Prior to joining the Company, Mr. Pope served as Senior Project Engineer for ASEA HAFO Inc., an integrated circuit design company, from February 1986 through June 1988 and prior to that was a member of the Technical Staff for Bell Laboratories.

                      EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information for the fiscal years ended December 31, 1997, 1996 and 1995 concerning the compensation of the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company as of December 31, 1997, whose total salary and bonus for the year ended December 31, 1997, exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                COMPENSATION
                                                        ANNUAL COMPENSATION                        AWARDS
                                             ----------------------------------------           -------------
                                                                             OTHER ANNUAL        SECURITIES
 NAME AND PRINCIPAL                                                         COMPEN-SATION        UNDERLYING           ALL OTHER
 POSITION                       YEAR         SALARY        BONUS (1)             (2)               OPTIONS           COMPENSATION
 ------------------------       ----        --------       ---------        -------------        -----------         ------------
 Peter P. Savage                1997        $200,000        $52,800               --                50,000            $4,138 (3)
   President, Chief             1996        $175,000        $17,500               --                --                $5,477 (3)
   Executive Officer,           1995        $175,000        $16,800               --                65,000 (4)        $4,280 (3)
   Director

 Paul R. Hartmann               1997        $140,500        $27,234               --                20,000                --
   Vice President,              1996        $134,500        $19,504               --                --                    --
   Systems Engineering          1995        $134,500        $15,535               --                40,000 (5)            --

 Wayne M. Lettiere              1997        $126,000        $25,746               --                10,000                --
   Vice President,              1996        $120,000        $18,211               --                --                    --
   Operations                   1995        $120,000        $16,020               --                30,000 (6)            --

 Steven F.X. Murphy (7)         1997        $113,077        $37,494          $27,182 (8)            75,000                --
   Vice President,              1996              --             --               --                --                    --
   Sales & Marketing            1995              --             --               --                --                    --

 Donald J. O Connor (9)         1997        $133,000        $34,678               --                25,000                --
   Vice President,              1996        $125,000        $17,500          $23,062 (10)           --                    --
   Customer Support             1995        $ 73,878        $ 7,188          $45,838 (10)           50,000                --



-------------------------

(1) Except with respect to Mr. Murphy, amounts were paid pursuant to a Management Team Incentive Compensation Plan approved by the Company's Compensation Committee. Mr. Murphy's bonus compensation was paid pursuant to a Sales Management Incentive Compensation Plan approved by the Company's Compensation Committee. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

(2) "Other Annual Compensation" includes only amounts totaling more than the lesser of $50,000 and 10% of the reported salary and bonus for the years covered.

(3) Amounts paid in connection with reimbursement of premiums on life insurance and disability insurance policies for Mr. Savage in accordance with his employment agreement.

(4) Includes an option grant for 35,000 shares, originally granted in August 994, which was cancelled and regranted in June 1995.

(5) Includes an option grant for 20,000 shares, originally granted in August 1994, which was cancelled and regranted in June 1995.

(6) Includes an option grant for 15,000 shares, originally granted in August 1994, which was cancelled and regranted in June 1995.

(7)  Mr. Murphy became an employee of the Company in March 1997.

(8) Amounts paid in connection with the reimbursement of relocation expenses and related tax liability pursuant to Mr. Murphy's employment arrangement.

(9)  Mr. O'Connor became an employee of the Company in May 1995.


(10) Amounts paid in connection with the reimbursement of relocation expenses and related tax liability pursuant to Mr. O'Connor's employment arrangement.

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended December 31, 1997, to the persons named in the Summary Compensation Table.



                                     OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                       ----------------------------------------------------------------        POTENTIAL REALIZABLE VALUE
                        NUMBER OF         % OF TOTAL                                              AT ASSUMED ANNUAL RATES
                        SECURITIES         OPTIONS                                             OF STOCK PRICE APPRECIATION
                        UNDERLYING         GRANTED TO       EXERCISE                                FOR OPTION TERM (1)
                        OPTIONS           EMPLOYEES IN      PRICE PER         EXPIRATION       ---------------------------
       NAME             GRANTED (2)       FISCAL YEAR       SHARE (4)           DATE              5%                 10%
--------------------   ------------       ------------      ---------         ----------       -------------     ---------
 Peter P. Savage         50,000               3.5%            $6.88            02/13/07          $216,183         $547,849

 Paul R. Hartmann        20,000               1.4%            $6.88            02/13/07          $ 86,473         $219,140

 Wayne M. Lettiere       10,000               0.7%            $6.88            02/13/07          $ 43,237         $109,570

 Steven F.X. Murphy      75,000(5)            5.3%            $4.75            04/01/07          $224,044         $567,771

 Donald J. O Connor      25,000               1.8%            $6.88            02/13/07          $108,091         $273,924

-----------------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) Options granted in fiscal 1997 under the Company's 1994 Stock Option/Stock Issuance Plan (the "1994 Option Plan") generally vest and become exercisable over a four year period at the rate of 1/48 per month for each full month of the optionee's continuous employment with the Company. Under the 1994 Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. The shares subject to each option will immediately vest in the event the Company is acquired by a merger or asset sale unless the option is assumed by the successor entity. See "--Severance and Change of Control Arrangements."

(3) Based upon options granted to purchase an aggregate of 1,422,039 shares of Common Stock.

(4) All options listed were granted at market value on the date of grant, based on the closing sales price of the Company's Common Stock on such date.

(5) Option granted to Mr. Murphy upon his start of employment with the Company. On the one year anniversary from the option grant date, 1/4 of the option shares will vest and become exercisable and the remainder of the options will vest and become exercisable for so long as Mr. Murphy remains an employee of the Company, in equal monthly installments over the three years thereafter.

     The following table provides the specified information concerning unexercised options held as of December 31, 1997, by the persons named in the Summary Compensation Table.

                             AGGREGATED OPTION EXERCISES
                              AND FISCAL YEAR-END VALUES


                                                                Number of Securities                  VALUE OF UNEXERCISED
                                                               Underlying Unexercised                      IN-THE-MONEY
                             SHARES                             Options at 12/31/97                   OPTIONS AT 12/31/97(1)
                          ACQUIRED ON     VALUE        -------------------------------------   -----------------------------------
          NAME             EXERCISE      REALIZED      EXERCISABLE(2)     UNEXERCISABLE       EXERCISABLE(2)     UNEXERCISABLE
 ----------------------    --------      --------      --------------     -------------       --------------     -------------
 Peter P. Savage               --             --            303,635             59,793          $1,406,326                 --
 Paul R. Hartmann          40,516        $173,850            81,796             28,753          $  261,292                 --
 Wayne M. Lettiere          7,142        $ 28,354            59,251             17,606          $  201,055                 --
 Steven F.X. Murphy            --             --                 --             75,000                  --            $84,375
 Donald J. O Connor            --             --             37,499             37,501                  --                 --

-----------------
(1) Based on a fair market value of $5.88, the closing selling price of the Common Stock on December 31, 1997, as reported by the Nasdaq National \ Market. Does not include options that had an exercise price greater than $5.88.

(2) Under the 1994 Option Plan, stock options generally vest and become exercisable over a period of four years. With respect to the option granted to Mr. Murphy upon his start of employment with the Company, 1/4 of the option shares will vest and become exercisable on the one year anniversary from the option grant date and the remainder of the options will vest and become exercisable for so long as Mr. Murphy remains an employee of the Company in equal monthly installments over the three years thereafter.

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     In November 1990, the Company entered into an employment arrangement with Peter P. Savage, the Company's President and Chief Executive Officer.
If Mr. Savage is terminated without cause, the Company has agreed to pay him his monthly base salary for a period of six months after his termination or until he commences employment with another company. In addition, he will be entitled to his pro rata share of any guaranteed bonus or profit sharing plan in which he participated (for the portion of the year that he was employed by the Company). During the severance term, Mr. Savage would continue to be treated as a Company employee for purposes of all Company-provided employee benefits (other than for purposes of stock option vesting and vacation eligibility). The arrangement does not have an expiration date and is operative during Mr. Savage's employment by the Company.

     In June 1988, the Company entered into an employment arrangement with Paul R. Hartmann, the Company's Vice President, Systems Engineering. If Mr. Hartmann is terminated without cause, the Company has agreed to pay him his monthly base salary for a period of six months after the termination or until he commences employment with another company. The arrangement does not have an expiration date and is operative during Mr. Hartmann's employment by the Company.

     In March 1997, the Company entered into an employment arrangement with Steven F.X. Murphy, the Company's Vice President, Sales & Marketing. If Mr. Murphy is terminated involuntarily, the Company has agreed to pay him a severance payment equal to three months of his monthly base salary upon such termination. The arrangement does not have an expiration date and is operative during Mr. Murphy's employment by the Company.

     In May 1995, the Company entered into an employment arrangement with Donald J. O'Connor, the Company's Vice President, Customer Support. If Mr. O'Connor is terminated involuntarily, the Company has agreed to pay him a severance payment equal to three months of his monthly base salary upon such termination. The arrangement does not have an expiration date and is operative during Mr. O'Connor's employment by the Company.

     Pursuant to the 1994 Option Plan, in the event the Company is acquired, whether by merger or asset sale, each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase the capital stock of the successor corporation will automatically accelerate vesting in full, and all unvested shares will automatically vest, except to the extent such accelerated vesting is precluded by the terms of the agreements evidencing those unvested shares.

     The 1994 Option Plan also provides for the automatic acceleration of vesting with respect to outstanding options or shares upon the following change in control events: (i) the acquisition of more than 50% of the Company's voting stock by hostile tender offer or (ii) a change in the composition of the Board of Directors effected through one or more contested Board elections, except that the Compensation Committee may at the time of a discretionary option grant or stock issuance, provide that no such acceleration shall occur.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive annual compensation totaling $10,000 for serving on the Company's Board of Directors. In addition, members of the Audit and Compensation Committees receive payments of $500 for each committee meeting they attend which is not held in conjunction with a meeting of the Board of Directors. Also, the Company reimburses non-employee directors for reasonable travel expenses incurred in attending Board of Directors' meetings. Non-employee directors are eligible to participate in the automatic option grant program whereby, upon election or re-election, each director receives a non-qualified stock option for shares of the Company's Common Stock. The proposed amendment to the 1994 Option Plan would increase the annual option grants to non-employee directors from 3,000 shares to 10,000 shares upon re-election to the Board of Directors. In May 1997, the Board of Directors approved the increase in re-election grants and granted each of the non-employee directors an option for 7,000 shares, subject to stockholder approval, to bring the non-employee directors' option grants to a total of 10,000 shares for 1997. See "PROPOSAL TO AMEND 1994 STOCK OPTION PLAN/STOCK ISSUANCE PLAN." Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, executive compensation was administered by the Compensation Committee comprised of two non-employee directors of the Company, Kenneth E. Olson and Christopher B. Paisley. Mr. Savage, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 1997, but did not take part in the deliberations regarding his own compensation. Mr. Savage's participation in the deliberations of the Compensation Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding appropriate levels of compensation for the Company's officers.

CERTAIN TRANSACTIONS

     Peter P. Savage, the President and Chief Executive Officer and a director of the Company, entered into an employment arrangement with the Company in November 1990. See "--Severance and Change of Control
Arrangements."

     Paul R. Hartmann, the Vice President, Systems Engineering of the Company, entered into an employment arrangement with the Company in June 1988. See "--Severance and Change of Control Arrangements."

     Steven F.X. Murphy, the Vice President, Sales & Marketing of the Company, entered into an employment arrangement with the Company in March 1997. See "--Severance and Change of Control Arrangements."

     Donald J. O'Connor, the Vice President, Customer Support of the Company, entered into an employment arrangement with the Company in May 1995. See "--Severance and Change of Control Arrangements."

     Executive officers, directors, principal stockholders and affiliates of such individuals or entities holding approximately 400,000 shares of Common Stock or their permitted transferees (the "Holders") are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended (the "Securities Act") (taking into account the exercise of outstanding options). Under the terms of agreements between the Company and such Holders, if the Company proposes to register any of its securities under the Securities Act for its own account, such Holders are entitled to notice of such registration and are entitled to include shares of Common Stock therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration.

     Officers and directors of the Company are indemnified pursuant to certain provisions of the Delaware General Corporation Law, the Company's charter documents and indemnity agreements to the fullest extent permitted under Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with and filed in a timely manner, with the exception of a single report with respect to Marilyn Suey, the Company's former Vice President of Marketing, which was filed late.

CHANGES TO BENEFIT PLANS

     1998 EMPLOYEE STOCK PURCHASE PLAN. The Board of Directors of the Company has adopted, subject to stockholder approval, the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") with an initial share reserve of 300,000 shares. See "PROPOSAL TO ADOPT 1998 EMPLOYEE STOCK PURCHASE PLAN." As of March 31, 1998, no purchases had been made by any employee conditioned upon stockholder approval of the adoption of the 1998 Purchase Plan. Non-employee directors are not eligible to participate in the 1998 Purchase Plan.

     1994 STOCK OPTION/STOCK ISSUANCE PLAN. The Board of Directors of the Company has adopted, subject to stockholder approval, amendments to the 1994 Option Plan to (a) increase the maximum number of shares that may be issued thereunder by 300,000 shares, and (b) increase the size of the automatic "re-election grants" to non-employee directors from 3,000 shares to 10,000 shares. See "PROPOSAL TO AMEND 1994 STOCK OPTION/STOCK ISSUANCE PLAN." As of March 31, 1998, no grant of options had been made to any person conditioned upon stockholder approval of the increase in the share reserve of the 1994 Option Plan. Re-election grants were made to three non-employee directors on May 22, 1997 subject to stockholder approval of the proposed increase in the size of the re-election grants.

     NEW PLAN BENEFITS. The benefits to be received by officers, directors and employees under the amended 1994 Option Plan or the 1998 Purchase Plan are not currently determinable. Under the 1994 Option Plan, the number of options to be granted to officers and employees out of the increased share reserve will not be determined until such grants are made at the discretion of the Company's Board of Directors. In addition, the exercise prices of such options and of the automatic re-election options to be granted to non-employee directors will not be determinable until the date of such option grants. Similarly, the purchase price of all of shares to be purchased under the 1998 Purchase Plan will not be determined until the date such shares are purchased. Accordingly, the following table sets forth issuances of stock which would have been made under the 1998 Purchase Plan had it been in effect during the fiscal year ended December 31, 1997 and grants of stock options under the 1994 Option Plan during the fiscal year ended December 31, 1997 to
(i) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 1997; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including officers who are not executive officers, as a group.

                                 NEW PLAN BENEFITS

                            1998 PURCHASE PLAN (1)       1994 OPTION PLAN (2)
                          ------------------------     ------------------------
                            WEIGHTED
                            AVERAGE
                            PURCHASE       NO. OF       EXERCISE     NO. OF
 NAME AND POSITION           PRICE         SHARES         PRICE      SHARES
 ---------------------    -----------    ---------     ----------  ----------
  Peter P. Savage            $4.57         4,545          $6.88       50,000
   President, Chief
   Executive Officer,
   Director

  Paul R. Hartmann           $4.59         4,372          $6.88       20,000
   Vice President,
   Systems Engineering

  Wayne M. Lettiere           --            --            $6.88       10,000
   Vice President,
   Operations

  Steven F.X. Murphy         $5.78           692          $4.75       75,000
   Vice President,
   Sales & Marketing

  Donald J. O'Connor         $4.60         2,167          $6.88       25,000
   Vice President,
   Customer Support

  Executive Group            $4.63        17,274          $6.17      225,000
   (7 persons)

  Non-Executive               --            --            $7.25        9,000 (3)
   Director Group (3                                      $6.25       21,000 (4)
   persons)

  Non-Executive              $4.66        80,161          $6.71      705,663
   Officer Employee
   Group

-----------------------

(1) Only employees are eligible to participate in the 1998 Purchase Plan. Amounts in this column are based on actual purchases made pursuant to the 1994 Employee Stock Purchase Plan (the "1994 Purchase Plan"), the predecessor to the 1998 Purchase Plan.

(2) Only employees, directors and consultants to the Company are eligible to participate in the 1994 Option Plan. Under the current share reserve, on January 2, 1998 the Company issued options to the following individuals at an exercise price of $6.06: Mr. Savage (24,000 shares); Mr. Hartmann (14,000 shares); Mr. Letteire (12,000 shares); Mr. Murphy (10,000 shares); Mr. O'Connor (19,000 shares); and all current executive officers as a group (108,500 shares). These options are not included in the totals under the New Plan Benefits table. As of March 31, 1998, no options had been issued to non-executive officer employees or directors in 1998.

(3) Under the automatic option grant program of the 1994 Option Plan, upon re-election by the Company's stockholders at the May 20, 1997 annual stockholder's meeting, each continuing director received an option for 3,000 shares of the Company's common stock.

(4) The Board of Directors amended the 1994 Option Plan on May 22, 1997 to increase the stock option grant issued under the automatic option grant program of the 1994 Option Plan to 10,000 shares upon re-election of continuing directors. Each continuing director, Mr. Olson, Mr. Paisley and Mr. Tuck, received an option for 7,000 shares of Common Stock, subject to stockholder approval of the proposed amendment to the 1994 Option Plan's automatic option grant program at the Annual Meeting of Stockholders to be held on May 21, 1998. Should the amendment to the 1994 Option Plan be approved by the stockholders, each continuing director will receive options for 10,000 shares of the Company's Common Stock. These potential options are not included in the totals under the New Plan Benefits table.

            REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                              ON EXECUTIVE COMPENSATION

     In fiscal 1997, the Compensation Committee of the Board of Directors was comprised of Kenneth E. Olson and Christopher B. Paisley. The Compensation Committee was responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. These policies are based upon the philosophy that the Company's long term success in its marketplace is best achieved through (i) recruitment and retention of the best people in the industry and (ii) providing compensation that focuses executive officer efforts on maximizing both short and long term financial performance of the Company. The Compensation Committee applied this philosophy in determining compensation for the Company's executive officers in four areas: salary, annual incentive programs, long term incentive compensation.

     Each executive officer's aggregate compensation is designed to provide a cumulative level of compensation roughly equivalent to the median paid by comparably sized companies in similar industries and geographic locations. In determining executive officers' compensation for 1997, the Compensation Committee considered information contained in three surveys including one published by the American Electronics Association ("AEA"), and two published by venture capital firms. The Company relied primarily on a salary survey prepared by a group of eight major venture capital firms (the "Venture Firms' Survey"). This survey incorporated compensation information for private and public communications companies of comparable size to the Company. Accordingly, the Compensation Committee believed that the information contained in the Venture Firms' Survey provided the best data for developing a compensation program for the Company's executive officers. The Venture Firms' Survey data used was for the 1996 calendar year, and indicted that the executive officers of the Company had aggregate compensation and stock options that averaged significantly below the average of companies with revenues less than the Company's. These surveys have experienced year to year increases of approximately 5% each year in recent years.

     In preparing the performance graph set forth in the section entitled "COMPARISON OF STOCKHOLDER RETURNS," the Company has selected a peer group of telecommunications companies that contains what the Company considers to be its primary competitors and comparable companies; however, the companies included in the Venture Firms' Survey were not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive officers may not be publicly traded.

SALARY

     The Company attempts to offer salaries to its executive officers which are generally targeted near the median for similar positions in comparably sized companies in the Company's industry and geographic location. The Company's Chief Executive Officer evaluates the performance of all other executive officers, and recommends salary adjustments which are subject to review by the Compensation Committee. In addition to considering the results of performance evaluations and information concerning competitive salaries, the Compensation Committee and the Chief Executive Officer place weight on the financial condition of the Company and the competitive employment situation in the Company's industry and geographic area in considering salary adjustments.

     The Company's Chief Executive Officer recommended an average salary increase of 7% of base salary for the Company's other executive officers in fiscal 1997. The Compensation Committee approved these increases and believes that such increases in salary were advisable to encourage these executive officers to remain with the Company. Except for increases associated with promotions to executive officer, these increases were the first salary increases for executive officers of the Company since 1994.

ANNUAL INCENTIVE COMPENSATION

     The Company seeks to provide additional incentives to executives who make contributions of outstanding value to the Company. For this reason, the Compensation Committee awards incentive compensation which can comprise a substantial portion of the total compensation of executive officers when earned and paid. Incentive compensation may be paid to executives pursuant to three plans: the Management Team Incentive Compensation Plan, the Sales Management Incentive Compensation Plan and the Gain Sharing Plan. The Compensation Committee attempts to structure these plans so that if the maximum amount available under these plans is earned by an executive officer, his total cash compensation for the year will be slightly above the median paid to executive officers in similar positions at comparably sized companies in similar industries and geographic locations.

     MANAGEMENT TEAM INCENTIVE COMPENSATION PLAN. Potential compensation paid under this plan is set as a significant percent of each officer's base salary. The total incentive compensation which could be awarded under this plan if all performance targets and individual objectives were achieved comprised up to 40% of base salary for executive officers, (other than the Chief Executive Officer).
 If performance targets were exceeded, up to 50% of base salary could be awarded to such officers under this plan. The incentive compensation under this plan is based on the financial performance of the Company and each business unit, quantitative departmental goals and the executive officer's personal performance. Each executive officer (other than those who participate in the Sales Management Incentive Compensation Plan, as described below) earns incentive compensation based upon some or all of these areas of performance.
The Company and business unit targets are based upon attaining certain bookings, revenue and operating profit goals set by the Board of Directors in consultation
with the Chief Executive Officer.   Departmental performance is measured by
appropriate metrics, such as on-time completion of key projects, level of quality, and inventory levels. Compensation for personal performance under this plan is awarded by the Compensation Committee based upon its objective and subjective evaluation of the performance of each officer.

     Company and business unit performance bonuses are weighted so that proportionately higher awards are received when the Company's performance exceeds targets and proportionately smaller or no awards are made when the Company does not meet targets. No incentive compensation is paid for Company or business unit performance unless minimum Company and business unit financial
goals are achieved during the fiscal year.   In 1997, compensation earned by
officers under the Management Team Incentive Compensation Plan ranged from 19% to 26% of base salary.

     The Compensation Committee reviews and adjusts the Management Team Incentive Compensation Plan annually.

     SALES MANAGEMENT INCENTIVE COMPENSATION PLAN. One executive officer of the Company participated in the Company's Sales Management Incentive Compensation
Plan in 1997.   Participation in this plan is in lieu of participation in the
Management Team Incentive Compensation Plan.   The total incentive compensation
which could be awarded under this plan if all performance targets were achieved comprised up to 66% of base salary for the executive officer. If performance targets were exceeded, up to 100% of base salary could be awarded to the officer
under this plan.   Incentive compensation is paid under this plan as a
percentage of bookings and revenue, to the extent that bookings and revenue
exceed 80% of the target goals set by the Board of Directors.   In addition, the
executive officer could earn up to 17% of base salary based upon personal performance. In 1997, compensation earned by the officer who participated in the Sales Management Incentive Compensation Plan was 25% of base salary.

     GAIN SHARING PLAN. Under this plan, eligible employees (including the Company's executive officers) may receive quarterly payments based on the Company's financial results exceeding certain levels. Officers are only eligible to participate after all other employees have received an annual allocation of $3,000 per person. No amounts were paid to officers under the Gain Sharing Plan in 1997.

LONG TERM INCENTIVE COMPENSATION

     The Compensation Committee believes that long term incentive compensation through employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, and therefore, the Compensation Committee makes periodic grants of stock options under the Company's option plans. Such options are granted at the prevailing market price, and will only have value if the Company's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance. In addition, stock options vest over time to provide financial incentive for the executive officers to remain with the Company.

     In fiscal 1997, the Compensation Committee granted additional options to executive officers, after consideration of recommendations from the Chief Executive Officer and information in the Venture Firms' Survey. Option grants were based upon relative position and responsibilities of each executive officer, historical and expected contributions of each executive officer to the Company, and previous option grants to such executive officers. Options were granted with a goal to provide equity compensation for the Company's executive officers that is competitive with equity compensation provided to executive officers with similar positions in comparably sized companies in similar industries and geographic locations. All options granted in fiscal 1997 to executive officers in their capacities as such were granted under the 1994 Option Plan. Generally, option grants under the 1994 Option Plan vest and become exercisable over four years. Option grants for fiscal 1997 are set forth in the table entitled "OPTION GRANTS IN LAST FISCAL YEAR" in the section entitled "EXECUTIVE COMPENSATION AND OTHER MATTERS."

OTHER BENEFITS

     The Company's executive officers participate in benefits programs available generally to all employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of the Chief Executive Officer is based upon the same criteria outlined above for the other executive officers of the Company. While the CEO makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in discussions regarding his compensation or performance.

     The Compensation Committee increased Mr. Savage's salary by 14% in 1997, the first increase in Mr. Savage's salary since 1994. Mr. Savage's compensation under the Management Team Incentive Compensation Plan was based upon the Company achieving financial performance goals. In 1997, Mr. Savage could have received 50% of his base salary under the Management Team Incentive Compensation Plan if the Company had met all of its performance targets and up to 70% if those targets were exceeded by 10% or more. Incentive compensation earned by Mr. Savage in 1997 was 26% of his base salary, a portion of which was awarded at the discretion of the Compensation Committee and the Board of Directors.
Mr. Savage received an additional option grant under the 1994 Option Plan to purchase 50,000 shares. As with the Company's other officers, stock options are expected to be the largest element of Mr. Savage's compensation over time. It is expected that these options will provide a direct link between the largest element of Mr. Savage's compensation and the Company's performance. In addition to participating in benefit plans available to all employees, pursuant to his employment agreement with the Company, Mr. Savage also receives reimbursement of certain life and disability insurance premiums.


     COMPENSATION COMMITTEE

     Kenneth E. Olson
     Christopher B. Paisley

                          COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of (i) the S&P 500, (ii) a self-constructed peer group of telecommunication companies that the Company considers to be its primary competitors and which is comprised of the following companies: ADC Telecommunications, Inc., Adtran, Inc., Architel Systems Corporation, Clarify Inc., Objective Systems Integrators, Inc., Pairgain Technologies, Inc., TSCI Corporation, Telco Systems, Inc., Tellabs, Inc., Teltrend Inc. and Westell Technologies, Inc. (the "New Peer Group") and (iii) a self-constructed peer group of telecommunications companies used by the Company in its proxy statement for the 1997 Annual Meeting of Stockholders, which is comprised of the following companies: ADC Telecommunications, Inc., Broadband Technologies, Inc., DSC Communications Corp., American Phoenix Group, Inc., Pairgain Technologies, Inc., Summa Four, Inc., Telco Systems, Inc. and Tellabs, Inc. (the "Old Peer Group"), for the period commencing March 29, 1994 and ending on December 31, 1997. The Company believes that the New Peer Group is a better basis for comparison with the Company's current business and operations than is the Old Peer Group. The total stockholder returns of the companies comprising each Peer Group have been weighted in accordance with their respect market capitalizations.

              COMPARISON OF CUMULATIVE TOTAL RETURN FROM MARCH 29, 1994,
                             THROUGH DECEMBER 31, 1997(1)


       APPLIED DIGITAL ACCESS, INC., S&P 500, NEW PEER GROUP, OLD PEER GROUP


                            3/29/94    12/31/94  12/31/95   12/31/96  12/31/97
                            -------    --------  --------   --------  --------
 Old Peer Group             $100.00    $101.95   $127.20    $164.70   $206.00

 New Peer Group             $100.00    $179.23   $288.58    $426.10   $454.58

 S&P 500                    $100.00    $103.75   $142.74    $175.51   $234.07

 Applied Digital Access,    $100.00    $211.46   $ 97.92    $ 45.83   $ 48.96
 Inc.

------------------

(1) Assumes that $100.00 was invested on March 29, 1994, in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                               ELECTION OF DIRECTORS

     Management's nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Kenneth E. Olson, Christopher B. Paisley, Peter P. Savage and Edward F. Tuck. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 1999, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as Management may designate.

     If a quorum is present and voting, the four nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                PROPOSAL TO ADOPT 1998 EMPLOYEE STOCK PURCHASE PLAN

     The Company currently maintains the Applied Digital Access, Inc. 1994 Purchase Plan, pursuant to which eligible employees may purchase shares of the Company's Common Stock at a discount through payroll deductions. After
March 31, 1998, no shares remained available for issuance under the 1994 Purchase Plan. The 1994 Purchase Plan is implemented through offerings of approximately 12 months in duration, and the Board of Directors has determined that the number of shares available for issuance under the 1994 Purchase Plan will not be sufficient to cover anticipated share requirements for the offering which is currently in progress. Because of a recent change to generally accepted accounting principles applicable to employee stock purchase plans, the Company could be required to recognize a compensation expense if the share reserve of the 1994 Purchase Plan was increased and such additional shares were issued pursuant to offerings which began prior to the date on which the stockholders approved the share reserve increase. However, adoption of a new employee stock purchase plan under which offerings would not begin until after the date that the stockholders approve the plan will not cause the recognition of a compensation expense under current generally accepted accounting principles. Accordingly, on March 20, 1998, the Board of Directors adopted the Applied Digital Access, Inc. 1998 Employee Stock Purchase Plan, subject to stockholder approval, to become effective on May 21, 1998 (the "Effective Date"). A total of 300,000 shares of Common Stock will be reserved for issuance under the 1998 Purchase Plan.

     The Board of Directors believes that adopting the 1998 Purchase Plan will benefit the Company since providing employees of the Company with an opportunity to purchase shares of Common Stock pursuant to the 1998 Purchase Plan should prove helpful in attracting, retaining, and motivating valued employees.

SUMMARY OF THE PROVISIONS OF THE 1998 PURCHASE PLAN

     The following summary of the 1998 Purchase Plan is qualified in its entirety by the specific language of the 1998 Purchase Plan, a copy of which is available to any stockholder upon request.

     The 1998 Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Any employee of the Company or any present or future parent or subsidiary corporation of the Company (including any director who is also an employee) is eligible to participate in the 1998 Purchase Plan upon completion of 90 days continuous service, so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year. However, employees of any subsidiary of the Company are eligible to participate in the 1998 Purchase Plan only if the Company's Board of Directors adopts a resolution approving such participation. Currently, employees of the Company's Canadian subsidiary are not approved to participate in the 1998 Purchase Plan. No person who owns or holds options to purchase, or as a result of participation in the 1998 Purchase Plan would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company is entitled to participate in the 1998 Purchase Plan. As of March 31, 1998, 217 employees were eligible to participate in the 1998 Purchase Plan.

     Each offering of Common Stock under the 1998 Purchase Plan is generally for a period of twelve months (an "Offering Period"). Offering Periods under the 1998 Purchase Plan generally commence on or about July 1 of each year and end on the next following June 30. However, the initial Offering Period under the 1998 Purchase Plan will commence on the Effective Date and end on June 30, 1999. At the end of each calendar quarter during the Offering Period, shares are issued based on the payroll deductions accumulated during that quarter. The first purchase date in the initial Offering Period will be June 30, 1998. Participation in the 1998 Purchase Plan is limited to eligible employees who authorize payroll deductions pursuant to the 1998 Purchase Plan. Such payroll deductions must be at least 1% but may not exceed 15% of an employee's compensation. Once an employee becomes a participant in the 1998 Purchase Plan, that employee will automatically participate in each successive offering until such time as that employee withdraws from the 1998 Purchase Plan, becomes ineligible to participate in the 1998 Purchase Plan, or his or her employment ceases.

     The purchase price per share at which the shares of the Company's Common Stock are sold in an offering generally will be equal to 85% of the lesser of the fair market value of the Common Stock on (a) the first day of the Offering Period (the "Entry Date"), or (b) the last business day of the quarter.
However, if a participant commences participation in the offering period after the first day of the offering period, his or her Entry Date will be the date on which he or she commenced such participation, and the price described in clause (a) of the preceding sentence will be the higher of the fair market value if a share of the Company's stock on his or her Entry Date or the first day of the Offering Period. As of March 31, 1998, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $8.00 per share. Subject to certain limitations, the number of shares of the Company's Common Stock a participant purchases in an Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during the quarter by the purchase price per share. Participants may not purchase shares of the Company's Common Stock having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the Entry Date of the Offering Period in which the shares are purchased). Any cash not applied to the purchase of shares will be returned to the participant unless the amount of such cash is less than the amount necessary to purchase a whole share of Common Stock, in which case the Company may establish procedures to apply the remaining amount to a subsequent quarter.

     A participant may withdraw from an offering at any time without affecting his or her eligibility to participate in future offerings. However, once a participant withdraws from an offering, that participant may not again participate in the same offering.

     The Board of Directors (or any committee of the Board appointed to administer the 1998 Purchase Plan) may at any time amend or terminate the 1998 Purchase Plan, except that the approval of the Company's stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the 1998 Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations whose employees may purchase shares of the Company's Common Stock under the 1998 Purchase Plan. The 1998 Purchase Plan will terminate at the time determined by the Board of Directors or when all the shares reserved for issuance under the 1998 Purchase Plan have been issued, whichever occurs first.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 PURCHASE PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1998 Purchase Plan and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

     Generally, a participant recognizes no taxable income either as a result of becoming a participant in the 1998 Purchase Plan or purchasing shares of the Company's Common Stock under the 1998 Purchase Plan.

     The tax consequences of a disposition of 1998 Purchase Plan shares vary depending on the period that such stock is held before its disposition. If a participant disposes of shares purchased under the 1998 Purchase Plan within two years from the Entry Date or within one year from the date of purchase (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long term or mid-term if the participant's holding period is more than twelve months.

     If the participant disposes of shares purchased under the 1998 Purchase Plan at least two years after the Entry Date and at least one year after the date of purchase, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the Entry Date. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long term or mid-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long term or mid-term capital loss.

     The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

     The Board of Directors believes that the adoption of the 1998 Purchase Plan is in the best interests of the stockholders and the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

               PROPOSAL TO AMEND 1994 STOCK OPTION/STOCK ISSUANCE PLAN

     The 1994 Stock Option/Stock Issuance Plan was adopted by the Board of Directors in February 1994 and approved by the Company's stockholders in March 1994. The 1994 Option Plan became effective on March 28, 1994 (the "IPO Effective Date"). The 1994 Option Plan permits the discretionary grant of stock options to eligible employees, consultants and directors, the automatic grant of options to non-employee directors and a direct stock issuance program.

     The stockholders are now being asked to approve amendments to (1) increase by 300,000 shares the maximum aggregate number of shares issuable under the 1994 Option Plan and (2) increase the size of the automatic re-election grants to non-employee directors of the Company from 3,000 shares to 10,000 shares. The Board of Directors believes that these amendments of the 1994 Option Plan are in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, consultants and directors essential to the success of the Company and in aligning their long term interests with those of the stockholders.

SUMMARY OF THE PROVISIONS OF THE 1994 OPTION PLAN

     The following summary of the 1994 Option Plan is qualified in its entirety by the specific language of the 1994 Option Plan, a copy of which is available to any stockholder upon request.

     GENERAL. The 1994 Option Plan is divided into three separate programs: the discretionary option grant program, the automatic option grant program and the stock issuance program. The 1994 Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonstatutory stock options. As of March 31, 1998, options to purchase approximately 1,445,190 shares granted under the 1994 Option Plan had been exercised, options to purchase an aggregate of approximately 2,214,013 shares remained outstanding and approximately 140,797 shares remained available for future grant under the 1994 Option Plan.

     SHARES SUBJECT TO PLAN. Currently, the maximum number of authorized but unissued or reacquired shares of the Company's Common Stock available for issuance under the 1994 Option Plan will not exceed 3,800,000 shares; of this amount, the number of shares issuable under the 1994 Option Plan is reduced by
(a) the number shares issued pursuant to the Company's 1988 Stock Option Plan and Restricted Stock Purchase Plan (collectively, the "Prior Plans"), and (b) the number of shares subject to outstanding options granted under the Prior Plans (the "Share Reserve"). In March 1998, the Board of Directors amended the 1994 Option Plan, subject to stockholder approval, to increase the Share Reserve by 300,000 shares. The 1994 Option Plan imposes a grant limit under which no person may receive options to purchase in excess of 1,000,000 shares (the "Grant Limit"). Appropriate adjustments will be made to the shares subject to the 1994 Option Plan, to the Grant Limit, to the automatic non-employee grant provisions and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the 1994 Option Plan expires or terminates prior to exercise in full, the shares of Common Stock for which such option is not exercised are returned to the 1994 Option Plan and become available for future grant.

     ADMINISTRATION AND PLAN OPERATION. The 1994 Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the 1994 Option Plan, with respect to the discretionary option grant program and the stock issuance program, the Board determines the persons to whom options or stock issuances are to be granted, the number of shares to be covered by such grant, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability of each option or the vesting of shares acquired upon the exercise of an option, including the effect thereon of an optionee's termination of service, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Board will interpret the 1994 Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1994 Option Plan or any option.

     STOCK OPTION PROGRAM. Options may be granted under the 1994 Option Plan to employees, directors and consultants of the Company or of any parent or subsidiary corporations of the Company. Non-employee directors may only receive grants under the 1994 Option Plan pursuant to the automatic option grant program described below. As of March 31, 1998, the Company had approximately 275 employees, including seven executive officers, and three non-employee directors. While any person eligible under the 1994 Option Plan may be granted a nonstatutory option, only employees may be granted incentive stock options.

     The 1994 Option Plan also includes an automatic option grant program under which option grants will be made to non-employee directors. The terms and conditions of the automatic option grants are fixed by the 1994 Option Plan and are not subject to discretion of the Board. Under the automatic option grant program, non-employee directors on the IPO Effective Date were granted an option to purchase 7,500 shares, and each non-employee director who first joins the Company's Board of Directors after the IPO Effective Date will receive an initial option to purchase 15,000 shares upon their election or appointment to the Board of Directors. Each director who continues to serve as a non-employee director will receive an option grant for 3,000 shares each time he or she is re-elected (the "Re-election Grant"). The Board has amended the 1994 Option Plan, subject to stockholder approval, to increase the size of the Re-election Grant from 3,000 shares to 10,000 shares, with respect to grants occurring during and after May, 1997.

     The initial options granted under the automatic option grant program to directors will become exercisable in installments over a four year period of board service with the first installment becoming exercisable one month (for grants on the IPO Effective Date) or one year (for other grants) after the grant date. Re-election Grants will become exercisable in full after one year of continued service after the grant date.

     Options granted under the discretionary option grant program may be immediately exercisable for all of the option shares, on either a vested or unvested basis, or may become exercisable for shares in one or more installments over the participant's period of service. Upon exercise, any unvested shares will be subject to repurchase by the Company, at the original purchase price paid for such shares, upon the participant's cessation of service prior to vesting in the shares. However, the Board will have full discretionary authority to accelerate the exercisability of any outstanding discretionary option grant or the vesting of any issued shares.

     Each option granted under the 1994 Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price per share of each (a) incentive stock option granted under the 1994 Option Plan, and
(b) option granted to a non-employee director must equal at least the fair market value of a share of the Company's Common Stock on the date of grant.
Each nonstatutory stock option granted under the 1994 Option Plan (other than a grant to a non-employee director) must have an exercise price no less than 85% of the fair market value of a share of the Company's Common Stock on the date of grant. In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of March 31, 1998, the closing price of a share of the Company's Common Stock as reported on the Nasdaq National Market was $8.00.

     The option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee for at least 6 months which have a fair market value not less than the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant. The 1994 Option Plan also authorizes the Company to withhold from shares otherwise issuable upon the exercise of an option or to accept the tender of shares of the Company's Common Stock in full or partial payment of any tax withholding obligations.

     The 1994 Option Plan provides that the maximum term of an option is ten years unless granted to a Ten Percent Stockholder, in which case the maximum term is five years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     STOCK ISSUANCE PROGRAM. The 1994 Option Plan provides that shares may be issued under the "Stock Issuance Program" through direct and immediate purchases without any intervening stock option grants. The Board will have the discretion to determine when and to whom such share issuances will be made, the number of shares to be issued, the vesting schedule (if any) applicable to the issued shares, the consideration to be paid for the issued shares, and all other terms and conditions applicable to the issuance. Each issuance will be evidenced by a stock issuance agreement executed by the Company and the participant. The purchase price per share will be determined by the Board but cannot be less than eighty-five percent (85%) of the fair market value of a share the Company's Common Stock on the issuance date.

     Shares issued under the stock issuance program may either be fully-vested or subject to a vesting schedule tied to future service. All unvested shares will be subject to repurchase by the Company, at the original purchase price paid for such shares, upon the participant's cessation of service prior to vesting in the shares. However, the Board will have full discretionary authority to accelerate the vesting of any issued shares.

     STOCK APPRECIATION RIGHTS. The 1994 Option Plan also permits the Board to grant stock appreciation rights ("SARs"), and to the extent an optionee is allowed to participate in the SAR program, he or she will have the right to elect between the normal exercise of the option for shares of Common Stock and the surrender of that option for a distribution from the Company equal to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the exercise price payable for such shares. The distribution may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash or partly in shares of Common Stock and partly in cash, as the Board will determine in its sole discretion.
Exercise of the SAR is subject to approval by the Board. Non-employee directors of the Company who have options which have been outstanding for more than 6 months also have limited SARs ("LSARs") in connection with such options. The LSAR provides that the outstanding option can be surrendered for cancellation upon a hostile take-over of the Company in return for a cash distribution from the Company, based on the excess of the price per share paid by the acquiring entity in effecting the take-over above the option exercise price. Exercise of an LSAR is not subject to approval by the Board. As of March 31, 1998, no SARs have been granted under the 1994 Option Plan.

     TRANSFER OF CONTROL. In the event the Company is acquired, pursuant to certain "corporate transactions", such as a merger or asset sale, each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase the capital stock of the successor corporation will automatically accelerate vesting in full, except to the extent such accelerated vesting is precluded by the terms of the agreements evidencing those unvested shares. The Board can apply this acceleration to options outstanding under the Prior Plans. Vesting of shares issued under the Stock Issuance Program will not accelerate as a result of a corporate transaction.

     The 1994 Option Plan provides for the automatic acceleration of outstanding options and the vesting of unvested shares issued under the Stock Issuance Program upon the following change in control events: (i) the acquisition of more than 50% of the Company's voting stock by hostile tender offer or (ii) a change in the composition of the Board of Directors effected through one or more contested Board elections over a period of 24 months, except that the Board may at the time of a discretionary option grant or stock issuance, provide that no such acceleration shall occur. However, no unvested options or stock issuances under the Prior Plans will accelerate in connection with any such change in control unless the Board has determined to grant such acceleration.

     TERMINATION OR AMENDMENT. The 1994 Option Plan will continue in effect until the earlier of the date on which all shares available for issuance under the 1994 Option Plan have been issued, or the tenth anniversary of the Effective Date unless sooner terminated as a result of a corporate transaction. The Board may terminate or amend the 1994 Option Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval the Board may not adopt an amendment to the 1994 Option Plan which would materially modify the benefits accruing to individuals who participate in the 1994 Option Plan, materially modify the eligibility requirements for participation in the 1994 Option Plan or materially increase the maximum number of shares issuable under the 1994 Option Plan (except in the event of certain changes in the Company's capital structure). Finally, the Board may not amend the provisions of the automatic option grant program more than once every six months except to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended. No amendment may adversely affect an outstanding option without the consent of the optionee.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1994 OPTION PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to stock options granted under the 1994 Option Plan and does not attempt to describe all possible federal or other tax consequences of such options or tax consequences based on particular circumstances.

     INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long term or mid-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long term or mid-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss.
A capital gain or loss will be long term or mid-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

     The Board of Directors believes that the amendments to increase in the share reserve of the 1994 Option Plan and to increase the size of the Re-election Grant are in the best interests of the stockholders and the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE 1994 STOCK OPTION PLAN AND THE INCREASE IN THE SIZE OF THE RE-ELECTION GRANT.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Coopers & Lybrand, L.L.P., as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1998. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF COOPERS & LYBRAND, L.L.P., AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                       STOCKHOLDER PROPOSALS TO BE PRESENTED
                               AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 9855 Scranton Road, San Diego, California, 92121, not later than December 14, 1998 and satisfy the conditions established by the SEC for stockholder proposals to be included in the Company's proxy statement for that meeting.

                           TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        JAMES L. KEEFE
                                        SECRETARY

April 16, 1998

                            APPLIED DIGITAL ACCESS, INC.

                                AMENDED AND RESTATED

                       1994 STOCK OPTION/STOCK ISSUANCE PLAN


                                     ARTICLE ONE

                                      GENERAL


I.   PURPOSE OF THE PLAN

     This 1994 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of Applied Digital Access, Inc., a California corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary or increase their proprietary interest in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

II.  GENERAL

     A. The Plan shall become effective on the first date on which shares of the Corporation's common stock are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the "Effective Date" of this Plan.

     B. This Plan shall serve as the successor to the Corporation's 1988 Stock Option Plan and the Restricted Stock Purchase Plan (together, the "Predecessor Plans"), and no further option grants or share issuances shall be made under the Predecessor Plans from and after the Effective Date. Each outstanding option or share issuances under the Predecessor Plans immediately prior to the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options or share issuance under this Plan. However, each such option or share issuance shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of the holders of such incorporated options or shares with respect to their acquisition of shares of the Corporation's common stock or otherwise modify the rights or obligations of the holders of such options or shares.

     C. For purposes of this Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

               Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



               Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     D. Neither the grant of options nor the issuance of any shares pursuant to this Plan shall in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     E. The holder of an option grant under this Plan shall have none of the rights of a shareholder with respect to any shares subject to such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

III. STRUCTURE OF THE PLAN

     A. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two; the Automatic Option Grant Program specified in Article Three; and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's common stock at not less than 85% of the fair market value of such shares on the grant date. Under the Automatic Option Grant Program, non-employee Directors will automatically be granted options to purchase Common Stock of the Corporation at 100% of the fair market value on the grant date. Under the Stock Issuance Program, eligible individuals may be allowed to purchase shares of the Corporation's common stock at discounts from the fair market value of such shares of up to 15%. Such shares may be issued as fully-vested shares or as shares to vest over time.

     B. The provisions of Articles One and Five of the Plan, except as otherwise expressly provided, shall apply to both the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals in the Plan.

ADMINISTRATION OF THE PLAN

     A.   This Plan shall be administered by a committee ("Committee") of two
(2) or more non-employee Board members who assume full responsibility for the administration of the Plan (the "Plan Administrator"). Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

     B. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or stock issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or stock issuance.

     C. Notwithstanding the above, the administration of the Automatic Option Grant Program under Article Three shall be self executing in accordance with the terms and conditions thereof and the Plan Administrator shall not exercise any discretionary functions in respect to matters governed by Article Three.

V.   OPTION GRANTS AND STOCK ISSUANCES

     A. The persons eligible to receive stock issuances under the Stock Issuance Program ("Participant") and/or option grants pursuant to the Discretionary Option Grant Program ("Optionee") are as follows:

          1. Officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

          2. Those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

     B. The individuals who will receive option grants under the Automatic Option Grant Program are (i) those individuals who are elected, re-elected or appointed as non-employee Board members on or after the Effective Date of this Plan, provided they have not otherwise been in the prior employ of the Corporation (or any parent or subsidiary corporation) within the preceding two-year period.

          Except for option grants under the Automatic Option Grant Program, non-employee members of the Board shall NOT be eligible to participate in the Discretionary Option Grant or Stock Issuance Programs under the Plan or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations).

     C.   The Plan Administrator shall have full authority to determine,
(i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which and the circumstances under which each granted option is to become exercisable and the maximum term for which the option may remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule and conditions to vesting (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares. The Plan Administrator shall have no discretion with regard to the Automatic Option Grant Program. The Plan Administrator shall not have the discretion to affect in material fashion any option grants or the terms of any option under the Automatic Option Grant Program.

     D. Notwithstanding any other provision of this Plan, no individual shall be granted options to acquire more than one million (1,000,000) shares of stock hereunder.

VI.  STOCK SUBJECT TO THE PLAN

     A. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,100,000 shares (including (i) shares issued under the Predecessor Plans and (ii) shares reserved for issuance under the options granted under the Predecessor Plans), subject to adjustment from time to time in accordance with the provisions of this Section VI.

     B. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of
Section III of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant or share issuance under this Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section I.D of Article Five and all shares issuances under the Plan, whether or not such shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan or otherwise surrendered for cancellation, shall reduce on a share-for-share basis the number of shares of the same class of Common Stock available for subsequent option grant or stock issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised.

     C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, conversion or other change affecting the outstanding Common Stock, or any class of Common Stock as a class, without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under this Plan (including outstanding options incorporated into this Plan from the Predecessor Plans). Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

Common Stock issuable under the Discretionary Option Grant Program or the Stock Issuance Program may be subject to such restrictions on transfer, repurchase rights or such other restrictions as determined by the Plan Administrator.

                                     ARTICLE TWO


                          DISCRETIONARY OPTION GRANT PROGRAM


I.   TERMS AND CONDITIONS OF OPTIONS

     Options granted to Employees of the Corporation or its parent or subsidiary corporations pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

     A.   OPTION PRICE.

          1. IN GENERAL. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the price for any share be less than eighty-five percent (85%) of the fair market value of that share on the date of the option grant.

          2. 10% SHAREHOLDER. If any individual to whom an option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date.

          3. HOW PAYABLE. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Article Five,
Section III and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

               (a) full payment in cash or check drawn to the Corporation's order;

               (b)  full payment in shares of Common Stock held for at least six
(6) months and valued at fair market value on the Exercise Date (as such term is defined below);

               (c) full payment in a combination of shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date and cash or check; or

               (d) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (ii) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this subparagraph (iii), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

     B.   TERM AND EXERCISE OF OPTIONS.  Each option granted under this
Article Two shall have such term as may be fixed by the Plan Administrator, be exercisable at such time or times and during such period, and on such conditions, as is determined by the Plan Administrator and set forth in the stock option agreement evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date and no option granted to a 10% shareholder shall have a maximum term in excess of five
(5) years from the grant date. During the lifetime of the Optionee, the option (together with any related stock appreciation right) shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.

     C.   TERMINATION OF SERVICE.

          1. Except to the extent otherwise provided pursuant to Section V of this Article Two, the following provisions shall govern the exercise period applicable to any outstanding options under this Article Two which are held by the Optionee at the time of his or her cessation of Service or death.

               (a) Should an Optionee's Service terminate for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under the Plan, then none of those options shall (except to the extent otherwise provided pursuant to Section V of this Article Two) remain exercisable beyond the later of (i) the limited post-Service period designated by the Plan Administrator at the time of the option grant and set forth in the option agreement; or (ii) (A) ninety (90) days from the date of termination if termination was caused by other than the death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code) of such Optionee or (B) twelve (12) months from the date of termination if termination was caused by death or disability of Optionee.

               (b) Any option granted to an Optionee under this Article Two and exercisable in whole or in part on the date of the Optionee's death may be subsequently exercised, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, PROVIDED AND ONLY IF such exercise occurs prior to the EARLIER of (i) the first anniversary of the date of the Optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

               (c) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

               (d) During the limited post-Service period of exercisability, the option may not be exercised for more than the number of shares for which the option is exercisable on the date the Optionee's Service terminates. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

          2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph (1) above, not only with respect to the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

          3. For purposes of the foregoing provisions of this Section I.C of Article Two (and for all other purposes under the Plan):

               (a) The Optionee shall (except to the extent otherwise specifically provided in the applicable option or issuance agreement) be deemed to remain in the SERVICE of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

               (b) The Optionee shall be considered to be an EMPLOYEE for so long as he or she remains in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

II.  INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article two. Incentive Options May only be granted to individuals who Are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the plan shall NOT be subject to such terms and conditions.

     A. OPTION PRICE. The option price per share of any share of Common Stock Subject to an incentive option shall in no event be less than one hundred percent (100%) of the fair market value of such share of Common Stock on the grant date.

     B. DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options Under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

     C. Except as modified by the preceding provisions of this Section II, The provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III. CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under this Article Two covering the same or different numbers of shares of Common Stock but having an option price for each share which is not less than (i) eighty-five percent (85%) of the fair market value of such share on the new grant date or (ii) one hundred percent (100%) of such fair market value in the case of an Incentive Option.

IV.  STOCK APPRECIATION RIGHTS

     A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this
Section IV, one or more Optionees under the Discretionary Option Grant Program may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

     B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section IV may be made in shares of any class of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

     D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over (as defined in Section II.B of Article Five) effected at any time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and exercisable in accordance with the terms of the instrument evidencing such grant.

     E. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section IV shall NOT be available for subsequent option grant under the Plan.

V.   EXTENSION OF EXERCISE PERIOD

     The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under Section I.C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; PROVIDED, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                                    ARTICLE THREE

                            AUTOMATIC OPTION GRANT PROGRAM

I.   TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

     A. GRANT OF OPTIONS. Option grants will be made automatically to each non-employee Board member who has not otherwise been in the prior employ of the Corporation during the preceding two years, on the Effective Date and each time such person is elected, re-elected, appointed or reappointed to the Board after the Effective Date. Each such person shall automatically be granted a nonstatutory option to purchase (i) 7,500 on the Effective Date if such person is a non-employee Board member on such Date ("Effective Date Grants");
(ii) 15,000 shares if such person is first elected or appointed as a non-employee Board member after the Effective Date on the date of such first election or appointment ("First Election Grants"); and (iii) 10,000 shares to each such person each time he or she is reelected to the Board during or after May 1997 on the date of such reelection ("Reelection Grants"). The number of shares granted pursuant to this Automatic Grant Program shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.C of Article One."

     B. EXERCISE PRICE. The exercise price per share of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the grant date.

     C. PAYMENT. The exercise price shall be payable in one of the alternative forms specified below:

          1.   Full payment in cash or check drawn to the Corporation's order;

          2. Full payment in shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date (as such term is defined below);

          3. Full payment in a combination of shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date and cash or check; or

          4. Full payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income taxes required to be withheld by the Corporation in connection with such purchase and (B) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     For purposes of this Section I.C of Article Three, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section II.A of Article Five. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

     D. OPTION TERM. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

     E. EXERCISABILITY. Each Effective Date Grant shall become exercisable in a series of forty-eight (48) equal monthly installments during the optionee's period of service on the Board, with the first such installment to become exercisable one month after the automatic grant date. Each First Election Grant shall become exercisable as to twenty-five percent of the shares (25%) one year from the automatic grant date, and in a series of thirty-six (36) equal monthly installments during the optionee's period of service on the Board, with the first of such installment to become exercisable one year and one month after the automatic grant date. Each Reelection Grant shall become exercisable one year from the automatic grant date. No option shall become exercisable for any additional option shares following the optionee's cessation of Board service for any reason.


     F. NON-TRANSFERABILITY. During the lifetime of the optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, if any, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than a transfer of the option effected by will or by the laws of descent and distribution following optionee's death.

     G.   EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

          Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, then such optionee shall have a six (6) month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

          Should the optionee die while serving as a member of the Board or within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the optionee's death.
However, each such automatic option grant shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Board service, with respect to any option shares for which it is not otherwise at such time exercisable.

          In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10) year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee's cessation of Board service.

II.  LIMITED STOCK APPRECIATION RIGHT.

     A. Upon the occurrence of a Hostile Take-Over (as defined in Section II.B of Article Five), each non-employee Board member holding an automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender such option in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

     B. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.


                                    ARTICLE FOUR

                                STOCK ISSUANCE PROGRAM

I.   TERMS AND CONDITIONS OF STOCK ISSUANCES

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

     A. CONSIDERATION. Shares of Common Stock shall be issued under the Plan for one or more of the following items of consideration, which the Plan Administrator may deem appropriate in each individual instance:

          1. Cash or cash equivalents (such as a personal check or bank draft) paid the Corporation;

          2. In common stock of the Corporation valued at fair market value on the date of issuance;

          3. A promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator;

          4. Past services rendered to the Corporation or any parent or subsidiary corporation;

          5.   Any combination of the above approved by the Plan Administrator.

          Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one-hundred percent (100%) of the fair market value of such shares, but in no event less than eighty-five percent (85%) of such fair market value. Notwithstanding the foregoing, in the case of 10% shareholders, Shares must be issued at one hundred percent (100%) of fair market value of such shares.

     B.   VESTING PROVISIONS.

          1. Shares of Common Stock issued under this Article Four may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service (as such term is defined in Section I.C.3 of Article Two); provided, that such vesting must be at a rate of at least 20% per year over no more than five years from the date such shares are issued. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan, namely:

               (a) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

               (b)  the number of installments in which the shares are to vest,

               (c) the interval or intervals (if any) which are to lapse between installments,

               (d)  any conditions or contingencies to vesting, and

               (e) the effect which death, disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

          2. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to him or her under this Article Four, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the

Corporation's capital structure or by reason of any Corporate Transaction under
Section I of this Article Four shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under this Article Four, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. The Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the principal balance of any outstanding purchase-money note of the Participant to the extent attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

          4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.  TRANSFER RESTRICTIONS/SHARE ESCROW

     A. Unvested shares under this Article Four may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND TO (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN

          INTEREST) DATED __________, 19__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Article Four. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Plan to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement applicable to the gifted shares.

                                    ARTICLE FIVE


                                    MISCELLANEOUS

I.   CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. Each outstanding option which is assumed in connection with a Corporate Transaction or is otherwise to continue in effect following a Corporate Transaction (as defined below) shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

     B. In the event of any Corporate Transaction (as defined below) the exercisability of each option grant at the time outstanding under this Plan which is not continued under paragraph A hereof shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all option grants under this Plan shall terminate and cease to be outstanding. The Plan Administrator may, in its discretion, extend the provisions of this Paragraph B to options outstanding under the Predecessor Plans.

     C.  A Corporate Transaction means:

          1. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

          2. the sale, transfer or disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

          3. any reverse merger in which the Corporation is the surviving entity but in which the holders of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured immediately prior to such merger) transfer ownership of those securities to person or persons not otherwise part of the transferor group.

     D. Except as otherwise provided by the Plan Administrator in agreements governing the grant of discretionary option grants or stock issuances, in connection with any Change in Control of the Corporation, the exercisability of each option grant at the time outstanding under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Similarly, all unvested shares issued under the Plan shall automatically vest immediately prior to the effective date of the Change in Control. For purposes of this Article Five, a Change in Control shall be deemed to occur in the event:

          1. Any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept; or

          2. There is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

The provisions of this Paragraph D shall apply to option grants and/or stock issuances under the Predecessor Plans only to the extent expressly extended thereto by the Plan Administrator.

II.  CERTAIN DEFINITIONS

     A. FAIR MARKET VALUE. The fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

          1. If shares of the Class of Common Stock to be valued are not at the time listed or admitted to trading on any national stock exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price per share of a share of that class on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for the series on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

          2. If shares of the class of common stock to be valued are at the time listed or admitted to trading on any national stock exchange, then the fair market value of a share of that class shall be the closing selling price per share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of a share of the class on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          3. If shares of the series of common stock to be valued at the time are neither listed nor admitted to trading on any stock exchange nor traded on the NASDAQ National Market System, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, which may include independent professional appraisals, in a manner consistent with the provisions of Section
260.140.50 of the Rules of the California Corporations Commissioner.

     B. HOSTILE TAKE-OVER. A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept.

     C. TAKE-OVER PRICE. The Take-Over Price per share shall be deemed to be equal to the GREATER of (a) the fair market value per share on the option surrender date, as determined pursuant to the valuation provisions of
Section II.A of this Article Five, or (b) the highest reported price per share paid by the tender offeror in effecting such Hostile Take-Over.

III. LOANS OR GUARANTEE OF LOANS

     A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Article Two Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Article Four Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans and installment payments may be granted with or without security or collateral (other than to individuals who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares). However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

     B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

IV.  TAX WITHHOLDING


     A. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Discretionary Option Grant Program or the Automatic Option Grant Program or upon direct issuance under the Stock Issuance Program shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3) provide any or all holders of outstanding option grants under the Discretionary Option Grant Program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, a portion of such shares with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the optionee) of the Federal and State income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more option holders may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

V.   AMENDMENT OF THE PLAN AND AWARDS

     A. Except as herein provided, the Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. No amendment or modification may adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Plan prior to such action, unless the Optionee or Participant consents to such amendment. In addition, the Board may not, without the approval of the Corporation's shareholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan (except for permissible adjustments under Article One, Section VI) or (ii) materially modify the eligibility requirements for participation in the Plan or materially increase the benefits accruing to Optionees or Participants under the Plan.

     B. Notwithstanding Article Five, Section V.A, neither the provisions of the Automatic Option Grant Program nor the options outstanding under Article Three may be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or any rules thereunder.

     C. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

VI.  EFFECTIVE DATE AND TERM OF PLAN


     A. This Plan, as successor to the Company's Predecessor Plans, shall become effective as of the Effective Date, and no further option grants shall be made under the Option Plan nor shall any further shares be issued under the Stock Plan from and after such Effective Date. If shareholder approval of this Plan is not obtained within twelve months after the date this Plan is adopted by the Board, then each option granted under this Plan from and after the Effective Date shall terminate without ever becoming exercisable for the option shares and all shares issued hereunder shall be repurchased by the Corporation at the purchase price paid, together with interest (at the applicable Short Term Federal Rate). However, in the event such shareholder approval is not obtained, the Predecessor Plans shall continue in effect in accordance with the terms and provisions last approved by the Corporation's shareholders, and all outstanding options and unvested stock issuances under the Predecessor Plans shall remain in full force and effect in accordance with the instruments evidencing such options and issuances.

     B. Each outstanding option and share issuance under the Predecessor Plans immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as an outstanding option or share issuance under this Plan. However, each such option or share issuance shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and except as otherwise expressly provided in this Plan, no provision of this Plan shall affect or otherwise modify the rights or obligations of the holders of such options or shares with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or obligations of the holders of such options or shares.

     C. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-statutory options outstanding under the Option Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the Option Plan.

     D. The Plan shall terminate upon the EARLIER of (i) the tenth anniversary of the Effective Date or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Discretionary Option Grant Program or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

VII. USE OF PROCEEDS

     Cash proceeds received by the Company from the sale of shares under the Plan shall be used for general corporate purposes.

VIII.     REGULATORY APPROVALS

     A. The implementation of the Plan, the granting of any option under the Discretionary Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

IX.  NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

X.   MISCELLANEOUS PROVISIONS

     A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

     B. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                            APPLIED DIGITAL ACCESS, INC.

                         1998 EMPLOYEE STOCK PURCHASE PLAN


     I.    PURPOSE

           This Applied Digital Access, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is intended to provide Qualifying Employees with the opportunity to acquire a proprietary interest in the Company by accumulating amounts for the Employee's Account through payroll deductions and the periodic application of such amounts to the purchase of shares of the Company's Common Stock.

     II.   DEFINITIONS

           For purposes of plan administration, the following terms shall have the meanings indicated:

           ACT shall mean the Securities Act of 1933 (as amended).

           ACCOUNT means the amount held for the benefit of a Participant hereunder which Account will be increased by any payroll deductions from the Participant and will be decreased by amounts applied to the purchase of shares or refunded to or for the benefit of the Participant hereunder.

           BOARD means the Company's Board of Directors.

           CODE means the Internal Revenue Code of 1986, as amended from time to time.

           COMMON STOCK means shares of the Company's Common Stock.

           COMPANY means Applied Digital Access, Inc., a Delaware corporation, and any successor corporation thereto.

           CORPORATE AFFILIATE means any company which is a parent or subsidiary corporation of the Company (as determined in accordance with Code
Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

           EFFECTIVE DATE means May 21, 1998. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of the initial option period, a subsequent Effective Date shall be designated with respect to participation by its Qualifying Employees.

           EMPLOYEE means any person treated as an employee (including an officer or a director who is also an employee) in the records of a Participating Company; provided, however, that neither service as a director nor payment of a directors' fee shall be sufficient to constitute employment for purposes of the Plan.

           ENTRY DATE means the date on which a Participant first joins the option period in effect under the Plan.

           PARTICIPANT means any Qualifying Employee of a Participating Company who has enrolled and is actively participating in the Plan.

           PARTICIPATING COMPANY means the Company and any Corporate Affiliate designated from time to time by the Board.

           QUALIFYING EMPLOYEE means any Employee who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week and more than five (5) months per calendar year; provided, however, that neither of the following may be a Qualifying Employee, provided that no person who owns (within the meaning of Code Section 424(d)) or holds outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates shall be a Qualifying Employee.

           QUARTER means a calendar quarter and (except for the first Quarter of the initial option period or as otherwise designated by the Plan Administrator), each Quarter shall begin on the first business day of the Quarter and shall end on the last business day of such Quarter. The first Quarter of the initial option period under this Plan shall commence on the Effective Date and shall end on June 30, 1998.

           REGULAR COMPENSATION means the basic earnings paid to a Participant by Participating Companies plus (i) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code
Section 125 cafeteria benefit program (now existing or hereafter established),
(ii) commissions, and (iii) bonuses payable to pursuant to any formal bonus plan which has been approved and adopted by the Board. Regular Compensation shall not include (I) overtime payments, profit-sharing distributions and other incentive-type payments or (II) contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf under any employee benefit or welfare plan (now existing or hereafter established).

           SERVICE means the period during which an individual remains a Qualifying Employee and all periods of Service shall be measured from such individual's most recent date of hire by the Company or such Corporate Affiliate.

     III.  ADMINISTRATION

           The Plan shall be administered by a committee comprised of two (2) or more non-employee Board members appointed from time to time by the Board (the "Plan Administrator"). The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

     IV.   OPTION PERIODS

           A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive option periods during the term of the Plan until the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued.

           B. The initial option period will begin on the Effective Date and will end on the last business day in June 1999. Subsequent option periods will commence on or about July 1 of each year and will end on the next following June 30.

           C.   Each Participant will have purchase rights as set forth in
Article VII for each option period, the purchase price for which shall be collected through payroll deductions and which purchase rights shall be exercised in successive installments each Quarter within the option period.

           D. The acquisition of Common Stock through participation in the Plan for any option period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent option period.

     V.    ELIGIBILITY AND PARTICIPATION

           A. Each Qualifying Employee shall be eligible to participate in an option period under the Plan in accordance with the following provisions:

           - A Qualifying Employee with at least three (3) months of Service on the Effective Date or the first day of any subsequent option period may enter that option period on the Effective Date or such first day, respectively, by enrolling in accordance with
     Section V.C below.

           - A Qualifying Employee who was not previously eligible to enter an option period may enter that option period on the first day of the Quarter next following the date such Qualifying Employee has at least three (3) months of Service by enrolling in accordance with
     Section V.C below.

           B. A Qualifying Employee who does not enroll for an option period on the first date such Qualifying Employee is permitted to enroll hereunder may not subsequently enroll in that option period.

           C. To enroll in the Plan, a Qualifying Employee must complete the enrollment forms prescribed by the Plan Administrator and file such forms with the Plan Administrator (or its designate) on or before the date such Qualifying Employee is first permitted to enter the Option Period.

           D. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Regular Compensation paid to the Participant during each Quarter of the option period, up to maximum of fifteen percent (15%) of Regular Compensation. The deduction rate so authorized shall continue in effect for the remainder of the option period, except to the extent such rate is changed in accordance with the following guidelines:

           - The Participant may, at any time during a Quarter, reduce the rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction during the same Quarter.

           - The Participant may, prior to the commencement of any new Quarter within the option period, increase or decrease the rate of payroll deduction for the new Quarterly by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective as of the first day of the next Quarter.

                Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Section VII below.

     VI.   STOCK SUBJECT TO PLAN

           A. The maximum number of shares of Common Stock which may be issued under the Plan shall be 300,000 shares of Common Stock (subject to adjustment under Section VI.B below).

           B. In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant during any one option period and (iii) the class and number of shares and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

     VII.  PURCHASE RIGHTS

           Each Participant in a particular option period shall have the right to purchase shares of Common Stock in a series of successive quarterly installments during such option period on the terms and conditions set forth below (the "Purchase Rights"). Each Participant shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may require.

           PURCHASE PRICE. The Purchase Rights shall be exercised at the end of each Quarter at a purchase price equal to eighty-five percent (85% of the LOWER of (i) the fair market value per share of the Common Stock on the Participant's Entry Date or (ii) the fair market value per share of the Common Stock on the last business day of the Quarter. However, for each Participant whose Entry Date is other than the first day of the option period, the amount determined under clause (i) shall not be less than the fair market value of the Common Stock on the first day of such option period.

           VALUATION. For purposes of determining the fair market value per share of Common Stock on any relevant date, the following procedures shall be in effect:

           - If, as of any date, there is a public market for the Common Stock, then the fair market value shall be the closing selling price on that date, as officially quoted on the Nasdaq National Market System (or such other national or regional securities exchange constituting the primary market for the Common Stock), or if there is no quoted selling price for such date, then the closing selling price on the next preceding day for which there does exist such a quotation.

           - If there is the no public market for the Common Stock, then the fair market value of the Common Stock on such date shall be determined by the Plan Administrator after taken into account such factors as the Plan Administrator deems appropriate.

                NUMBER OF PURCHASABLE SHARES. The number of shares purchasable by a Participant each Quarter shall be the number of whole shares obtained by dividing the amount in Participant's Account at the end of such Quarter by the purchase price in effect for the Quarter.

                Notwithstanding the above, no Participant shall have the right to purchase shares of Common Stock to the extent that, immediately after the grant, such Participant would own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

                PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the Participant's Entry Date into the option period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the option period. The amounts so collected shall be credited to the Participant's Account under the Plan but no interest shall be paid on the balance from time to time outstanding in such Account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

                TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                (i) A Participant may, at any time prior to the last five (5) business days of the Quarter, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the current Quarter shall at the Participant's election, be immediately refunded or held for the purchase of shares on the end of the Quarter. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Quarter.

                (ii) After the termination of purchase rights for an option period, the Participant may not subsequently rejoin that option period. In order to resume participation in any subsequent option period, such individual must re-enroll in the Plan for that option period.

                (iii) If a Participant ceases to be a Qualifying Employee for any reason whatsoever during an option period then all payroll deductions shall terminate and all funds held in the Participant's Account will be promptly paid to the Participant or the Participant's legal representative. No further purchases of shares hereunder shall occur after the Participant has ceased to be a Qualifying Employee.

                STOCK PURCHASE. Subject to the limitations set forth herein, funds held in a Participant's Account at the end of a Quarter (and which are not required to be refunded hereunder) shall be applied to the purchase of whole shares of Common Stock for the Participant on the last business day of the Quarter at the purchase price in effect for such Quarter. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next Quarter. Any payroll deductions not applied to the purchase of Common Stock for any other reason shall be promptly refunded to the Participant.

                PRORATION OF PURCHASE RIGHTS. If the total number of shares of Common Stock which would otherwise be purchased hereunder on any date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares to Participants on a uniform and nondiscriminatory basis.

                RIGHTS AS STOCKHOLDER. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

                A Participant shall be entitled to receive, as soon as practicable after purchase hereunder, a stock certificate for the number of shares purchased for the Participant. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship.

                ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

                CHANGE IN OWNERSHIP. Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

                (i) a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

                (ii) a reverse merger in which the Company is the surviving corporation but in which more than 50% of the Company's outstanding voting stock is transferred to holders different from those who hold the stock immediately prior to the reverse merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the amounts in each Participant's Account to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the LOWER of (i) the fair market value of the Common Stock on the Participant's Entry Date into the option period in which such transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the consummation of such transaction. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the option period is other than the start date of such option period, be less than the fair market value of the Common Stock on such start date.

                The Company shall use its best efforts to provide at least ten (10)-days advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

     VIII. ACCRUAL LIMITATIONS

           A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and
(II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

           B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                (i) The right to acquire Common Stock under each such purchase right shall accrue in a series of successive quarterly installments as and when the purchase right first becomes exercisable for each quarterly installment on the last business day of each Quarter for which the right remains outstanding.

                (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

                (iii) If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Quarter, then the payroll deductions which the Participant made during that Quarter with respect to such purchase right shall be promptly refunded.

           C. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

     IX.   STATUS OF PLAN UNDER FEDERAL TAX LAWS

           The Plan is designed to qualify as an employee stock purchase plan under Code Section 423.

     X.    AMENDMENT AND TERMINATION

           A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Quarter. An amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

           B. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Quarter. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

     XI.   GENERAL PROVISIONS

           A. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Common Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

           B. The Plan shall continue in effect until the earlier of its termination by the Plan Administrator or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued.

           C. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

           D. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period, and such person's employment may be terminated at any time, with or without cause.

PROXY

                         APPLIED DIGITAL ACCESS, INC.


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter P. Savage and James L. Keefe, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Applied Digital Access, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company in San Diego, California on Thursday, May 21, 1998 at 9:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2, 3 and 4.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE



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

Please mark your votes as indicated in this example /X/


A vote FOR the following proposals is recommended by the Board of Directors:

1. ELECTION OF DIRECTORS                              FOR      WITHHELD

Nominee:  Kenneth E. Olson                            / /        / /

Nominee:  Christopher B. Paisley                     / /        / /

Nominee:  Peter P. Savage                           / /        / /

Nominee:  Edward F. Tuck                           / /        / /


                                                     FOR    AGAINST    ABSTAIN
2. To approve the adoption of the Company's 1998     / /      / /        / /
   Employee Stock Purchase Plan and the
   authorization of shares to be reserved for issuance thereunder.

3. To approve the amendment of the Company's        FOR    AGAINST    ABSTAIN
   1994 Stock Option/Stock Issuance Plan to         / /      / /        / /
   increase the number of shares reserved for issuance thereunder by 300,000 and to increase the automatic annual grants to non-employee directors from 3,000 to
   10,000 shares.

4. To approve the selection of Coopers &            FOR    AGAINST    ABSTAIN
   Lybrand L.L.P. as the Company's                  / /      / /        / /
   independent public accountants for the
   year ending December 31, 1998.


Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the Proxy.


Signature(s)                                                  Date
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